Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Corning Debenture-Backed Series 2001-28
*CUSIP: 21988G643   Class A-1
        21988GBA3   Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2003.

INTEREST ACCOUNT

Balance as of September 1, 2002 ................................           $0.00
         Scheduled Income received on securities ...............     $513,750.00
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A-1 Holders .....................    -$513,750.00
         Distribution to Class A-2 Holders .....................          -$0.00
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.00
Balance as of March 1, 2003 ....................................           $0.00

PRINCIPAL ACCOUNT

Balance as of September 1, 2002 ................................           $0.00
         Scheduled Principal received on securities ............           $0.00

LESS:
         Distribution to Holders ...............................          -$0.00
Balance as of March 1, 2003 ....................................           $0.00

                 UNDERLYING SECURITIES HELD AS OF March 1, 2003

         Principal
           Amount                          Title of Security
        -----------                        -----------------
        $15,000,000     Corning Incorporated 6.85% Debentures due March 1, 2029
                        *CUSIP: 219350AH8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.